8-A12B/A

NOTICE OF FILING ERROR

Accession Number 0000930413-10-005119 relating to a filing of a Registration Statement on Form 8-A of ETFS Precious Metals Basket Trust as the subject company was filed using the wrong CIK number. That submission should be disregarded.

The submission was made using the CIK number of ETFS White Metals Basket Trust, which was an error. ETFS White Metals Basket Trust has no interest in the transaction described in the submission. The Registration Statement on Form 8-A has been re-filed to reflect the proper registrant.